ATTN:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-FRE1 supplemental interest trust

Pei Yan Huang Fax: 212-623-5858

C.J. De Santis

Fax: 203-629-8907

FROM:

Carmine Pilla

JPMorgan Chase Bank, N.A.

RE:

Interest Rate Swap Confirmation

YOUR REF:

OUR REF:

6900022452737

DATE SENT:

27 January 2006

URGENT: PLEASE SIGN AND FAX THIS CONFIRMATION TO (001) 8888033606

Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.
("JPMorgan")

and

JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-FRE1 supplemental interest trust (the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 27 January 2006, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator on behalf of the J.P. Morgan Mortgage Acquisition Corp. 2006-FRE1 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):

6900022452737

Notional Amount:

Per attached schedule in Exhibit A

Trade Date:

17 January 2006

Effective Date:

27 January 2006

Termination Date:

25 February 2010 subject to adjustment in accordance

with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 February 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Payer Payment Dates:

Two (2) Business days preceding each Fixed Rate Payer Period End Date.

Fixed Rate:

4.7500 percent

Fixed Rate Day Count Fraction:

30/360

Business Days:

New York, London

Floating Amounts:

Floating Rate Payer:

JPMorgan

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 February 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Payer Payment Dates:

Two (2) Business days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 Month

Spread:

None

Floating Rate Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period.

Compounding:

Inapplicable

Business Days:

New York, London

Calculation Agent:

JPMorgan, unless otherwise stated in the Agreement

B. ACCOUNT DETAILS

Payments to JPMorgan in USD:

JPMORGAN CHASE BANK NA

JPMORGAN CHASE BANK NA

BIC:  CHASU33XXX

AC No. 099997979

Payments to Counterparty in USD:

JPMORGAN CHASE BANK NA

ABA 021000021

AC No: 507947541

Ref: JPMAC2006-FRE1

FFC: 10500238.3

C. OFFICES

JPMorgan:

NEW YORK

Counterparty:

NEW YORK

D. DOCUMENTS TO BE DELIVERED

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

E. ELIGIBLE CONTRACT PARTICIPANT

Each party represents that it constitutes an “eligible contact participant” as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

F. PAYMENT DATE NETTING

The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transactions shall be netted.

G. WAIVER OF JURY TRIAL

Each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Transaction or any Transactions, as the case may be, hereunder.

H. CURRENCY

Unless otherwise specified in the Executed Master Agreement or agreed by the parties, USD shall be the Termination Currency.

I. TRANSFER

JPMorgan may transfer the Transaction(s) pursuant to this Confirmation and all of its interests in such Transaction(s) and all of its Obligations in or under this Confirmation to its Credit Support Provider or any Affiliates thereof with the confirmation of the Rating Agencies, and if such transfer is to an entity other than its Credit Support Provider, JPMorgan will furnish to The Counterparty a Guaranty of such Credit Support Provider which guarantees all of such transferee’s Obligations in substantially the form of the Guaranty of the Credit Support Provider of JPMorgan delivered in connection with this Confirmation. Upon such transfer, JPMorgan will be fully released from any and all Obligations and liabilities related to the interests assigned.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

J. INCORPORATION OF TERMS

For the avoidance of doubt, Sections 5 and 6 of the Form Master Agreement are incorporated herein, and the parties expressly specify that Market Quotation and Second Method shall apply unless otherwise specified herein.

K. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

L. SECURITIES ADMINISTRATOR CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Securities Administrator (i) this Confirmation is executed and delivered by JPMorgan Chase Bank, N.A. not in its individual capacity but solely as Securities Administrator under the Pooling and Servicing Agreement, dated as of January 1, 2006 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, U.S. Bank National Association, as trustee, Pentalpha Surveillance LLC, as trust oversight manager and the Securities Administrator, as servicer and as securities administrator, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall JPMorgan Chase Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of JPMorgan Chase Bank, N.A.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900022452737

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla

Name:

Carmine Pilla

Title:

Vice President

Accepted and confirmed as of the date first written:

JPMorgan Chase Bank, National Association, not
in its individual capacity but solely as securities
administrator on behalf of the J.P. Morgan
Mortgage Acquisition Corp. 2006-FRE1
supplemental interest trust

/s/ Pei Huang

Name:

Pei Huang

Title:

Assistant Vice President

Your reference number:

Exhibit A

Start Period	End Period	Notional Amount
01/27/06	02/25/06	949,944,000
02/25/06	03/25/06	939,539,000
03/25/06	04/25/06	927,284,000
04/25/06	05/25/06	913,203,000
05/25/06	06/25/06	897,330,000
06/25/06	07/25/06	879,709,000
07/25/06	08/25/06	885,397,000
08/25/06	09/25/06	864,459,000
09/25/06	10/25/06	841,970,000
10/25/06	11/25/06	818,016,000
11/25/06	12/25/06	792,744,000
12/25/06	01/25/07	766,505,000
01/25/07	02/25/07	739,388,000
02/25/07	03/25/07	711,487,000
03/25/07	04/25/07	682,905,000
04/25/07	05/25/07	653,747,000
05/25/07	06/25/07	624,124,000
06/25/07	07/25/07	594,148,000
07/25/07	08/25/07	563,937,000
08/25/07	09/25/07	533,611,000
09/25/07	10/25/07	503,287,000
10/25/07	11/25/07	473,088,000
11/25/07	12/25/07	443,740,000
12/25/07	01/25/08	34,643,000
01/25/08	02/25/08	31,790,000
02/25/08	03/25/08	29,055,000
03/25/08	04/25/08	26,435,000
04/25/08	05/25/08	23,923,000
05/25/08	06/25/08	21,514,000
06/25/08	07/25/08	19,205,000
07/25/08	08/25/08	16,991,000
08/25/08	09/25/08	14,868,000
09/25/08	10/25/08	12,831,000
10/25/08	11/25/08	30,698,000
11/25/08	12/25/08	29,816,000
12/25/08	01/25/09	24,788,000
01/25/09	02/25/09	24,197,000
02/25/09	03/25/09	23,610,000
03/25/09	04/25/09	23,027,000
04/25/09	05/25/09	22,449,000
05/25/09	06/25/09	21,877,000
06/25/09	07/25/09	21,311,000
07/25/09	08/25/09	20,752,000
08/25/09	09/25/09	20,202,000
09/25/09	10/25/09	19,659,000
10/25/09	11/25/09	19,125,000
11/25/09	12/25/09	18,599,000
12/25/09	01/25/10	18,083,000
01/25/10	02/25/10	17,577,000

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number
Client Service Group	(001) 3026344960
Group E-mail address: Facsimile:	(001) 8888033606
Telex: Cable:

Please quote the JPMorgan deal number(s): 6900022452737